UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 1, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2008, Chesapeake Corporation (the "Company" or "Chesapeake") reached agreement with its lenders on the Company’s $250-million Senior Secured Credit Facility on an amendment to the Credit Facility which includes a waiver of compliance with certain financial condition covenants of the credit facility through October 31, 2008. The amendment waives any potential event of default for failure to meet the financial condition covenants for the third fiscal quarter of the corporation (which ended September 28, 2008) until October 31, 2008.

Based on current projections, the Company does not expect to be in compliance with the financial covenants of the Senior Secured Credit Facility as of the end of the waiver period on October 31, 2008.  While the Company intends to attempt to resolve compliance issues with the covenants by replacing or amending the Senior Secured Credit Facility or obtaining waivers from the  lenders, there can be no assurance that these alternatives will be successful on or before October 31, 2008.  Failure to comply with the covenants would be an event of default under the Senior Secured Credit Facility. If such an event were to occur, the lenders under the Senior Secured Credit Facility could require immediate payment of all amounts outstanding under the Senior Secured Credit Facility and terminate their commitments to lend under the Senior Secured Credit Facility and, pursuant to cross-default provisions in many of the instruments that govern other outstanding indebtedness, immediate payment of our other outstanding indebtedness could be required, all of which would likely have a material adverse effect on the business, results of operations and financial condition of the corporation.

ITEM 8.01  OTHER EVENTS

Chesapeake Corporation issued a press release on October 1, 2008 announcing that it has continued to make progress on its ongoing efforts to address the upcoming maturity of its Senior Secured Credit Facility and its general liquidity needs.  The holders of more than 70 percent of the principal amount of the corporation’s 10-3/8% Sterling-denominated senior subordinated notes due in 2011 and its 7% euro-denominated senior subordinated notes due in 2014 have formed an ad hoc committee and retained Houlihan Lokey as their financial advisor. The corporation has been actively engaged in constructive discussions with the ad hoc committee and its advisor about financial restructuring alternatives that the corporation expects would, if consummated, address the corporation’s short-term and long-term financing, capital structure and operational needs.  The information contained in the press release, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

The information in Item 8.01 of this Form 8-K and the exhibit attached shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing made by Chesapeake under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	99.1	Press release, issued on October 1, 2008, providing update on financial restructuring plan and bank covenant waiver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: October 2, 2008	BY:	/s/ Joel K. Mostrom
Joel K. Mostrom
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, issued on October 1, 2008, providing update on financial restructuring plan and bank covenant waiver